Exhibit No. (23)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996, 333-17367, 333-38385,
333-43647 and 333-71661) and on Form S-3 (Nos. 33-52343, 333-45399 and
333-68903) of our report dated January 25, 1999, appearing in this Current Report on Form 8-K of Kimberly-Clark Corporation.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP

Dallas, Texas
March 12, 1999